Exhibit 99.1

Somera Communications Announces

Preliminary Second Quarter Financial Results

DALLAS, July 7, 2005 — Somera Communications (NASDAQ: SMRA), a global provider of telecommunications asset management and recovery services, today announced preliminary financial results for the quarter ended June 30, 2005.

Somera expects to report total revenues in the range of $18.0 million to $19.0 million. Somera expects to report a net loss per share for the second quarter in the range of $(0.15) and $(0.17). The Company’s net loss per share will be negatively impacted by $2.8 million to $3.3 million in charges related to a write-down of goodwill from an acquisition that closed in 2000, the recognition of outstanding sales taxes from 2002 and 2003, and expenses associated with an acquisition the Company has decided against pursuing. Excluding these charges, net loss per share is expected to range between $(0.09) and $(0.11). Consistent with the Company’s expectations for the quarter, gross margin is expected to be in the low- to mid-30% range.

David Heard, CEO of Somera, commented on the preliminary results, “During the first half of 2005, we made the decision to restructure our sales and supply organizations – including significant additions to our management team – in order to more effectively capitalize on growth opportunities in both the traditional equipment brokerage business and our new asset management business. Unfortunately, these reorganization efforts left us temporarily unable to capitalize on a number of short-term transactional brokerage opportunities due to supply shortages and incomplete market coverage in our sales force. However, we believe putting the right teams in place and building a stronger inventory position should lead to improved performance in the brokerage business going forward. We expect to provide additional guidance when we report our second quarter financial results.

“We believe the development and adoption of our Lifecycle Management Services business remains on track, with revenues increasing, the pipeline building, and key prospects moving to more advanced stages of the sales cycle. We now have three significant U.S. carriers entering the initial phases of our RecoveryPLUS program. As these programs ramp in scale, and we close deals with new carriers, we expect to see increasing revenues from the services business throughout the remainder of 2005.

“While we expect to make progress in positioning the Company for improved performance, we now believe the temporary effects of our reorganization efforts will defer our return to profitability until 2006,” said Mr. Heard.

Somera expects to report its second quarter financial results after the market closes on August 4, 2005. A conference call will be held on the same day at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time.

Non-GAAP Financial Measures

This press release contains pro forma net loss per share results that are not in accordance with GAAP because they exclude identified non-cash charges. The estimated amount of the expected excluded charges is stated in this release so that pro forma net loss per share results can be reconciled to GAAP results. The pro forma net loss per share results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Somera management uses this pro forma measure in evaluating the potential impact of certain operating decisions on projected financial results, in comparing the Company’s historical operating results and in comparing to competitors’ operating results. Somera includes this pro forma measure in this press release because it believes this measure enhances comparability of Somera’s results of operations to those of competitors’, to operating results Somera historically has reported and to financial models and expectations of securities analysts.

About Somera

Somera launched its family of Lifecycle Management Services in 2004 in response to an industry-wide need for telecom asset management to optimize return on assets. Somera’s product offerings enable service providers to generate greater value from legacy assets in the form of lower operating costs, longer product life, higher productivity, and real measurable capital savings. With Somera LifecyclePLUS, customers can outsource elements of network operations, logistics, and technical service. Somera RecoveryPLUS(TM) is a program approach to deliver documented savings and expense relief by recovering hidden value in current underutilized assets and inventories. Somera RepairPLUS provides comprehensive support for wireless, wireline, and data products at significant savings and reduced cycle times. These services are in addition to Somera’s traditional Brokerage business that provides immediate availability of quality, warranted new and refurbished equipment at savings of 25 to 60%. Founded in 1995, Somera has developed an impressive base of over 1,100 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the web at www.somera.com.

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about Somera’s expected financial results for the second quarter of 2005, its expected return to profitability on a GAAP basis in 2006, the future performance of its equipment brokerage business and lifecycle management services businesses, Somera’s ability to capitalize on business opportunities in light of its reorganization efforts, and Somera’s ability to gain new customers, expand its programs with existing customers in future periods and make progress in positioning itself for improved performance. Actual results for the second quarter of 2005 may differ materially from those estimated or projected in this release due to factors that include risks associated with final review of the financial results and preparation of quarterly financial statements, which may include unexpected accounting adjustments. Actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements contained in this release, including, but not limited to, general economic conditions particularly affecting the telecommunications industry; capital equipment spending levels in the telecommunications industry, including the risk of continued customer spending delays associated with carrier consolidation; the impact of competition in the market for supplying equipment and equipment lifecycle management services to telecommunications operators; the risk of potential shortage of product supply; and Somera’s ability to build its lifecycle management services capabilities; and other factors fully described in the company’s reports to the Securities and Exchange Commission (SEC), including but not limited to, the Annual Report on Form 10-K for the fiscal year ended December, 31, 2004, and Quarterly Reports on Form 10-Q. The company does not undertake to update any forward-looking statements that may be made by or on behalf of the company. Copies of Somera’s Securities & Exchange Commission filings may be obtained by contacting Financial Relations Board at 617-520-7064 or by visiting the Investor section of Somera’s web site at www.somera.com.